Exhibit 10.1
                                                               AMENDED EFFECTIVE
                                                               FEBRUARY 28, 2007

                                  NELNET, INC.
                        EMPLOYEE STOCK PURCHASE LOAN PLAN


        1. Purpose.

               The purpose of the Nelnet, Inc. Employee Stock Purchase Loan Plan is to advance the interests of Nelnet, Inc. and its shareholders by providing a means for selected employees of Nelnet, Inc. and its subsidiaries and affiliates upon whose judgment, initiative and efforts the continued success, growth and development of Nelnet, Inc. is dependent to increase their ownership of shares of Nelnet, Inc. Class A common stock.

        2. Definitions.

               For purposes of the Plan, the following terms shall be defined as set forth below:

        (a) "AFFILIATE" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; PROVIDED, HOWEVER, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of equity interests of such entity or at least 20% of the ownership interests in such entity.

        (b) "AWARD" means an award of a stock purchase loan granted to an Eligible Employee under the Plan.

        (c) "BOARD" means the Board of Directors of the Company.

        (d) "BROKER" means a single stock brokerage institution approved by the Board or the Committee.

        (e) "COMMITTEE" means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan.

        (f) "COMPANY" means Nelnet, Inc., a Nebraska corporation, and any successor corporation.

        (g) "ELIGIBLE EMPLOYEE" means an employee of the Company, a Subsidiary or an Affiliate; PROVIDED, HOWEVER, that in accordance with Section 402 of the Sarbanes-Oxley Act of 2002 no employee who is an "executive officer" of the Company, as such term is defined in Rule 3b-7 under the Exchange Act, or a member of the Board shall be eligible to participate in the Plan.

        (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto, and the rules and regulations promulgated thereunder.


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        (i) "LIBOR" means the London interbank offered rate for deposits in U.S.
dollars with a certain maturity date, as published or quoted from time to time.

        (j) "LOAN" means an interest-bearing loan by the Company to a Participant for the purchase of Shares, as established by written loan documentation between the Participant and the Company, including a Stock Purchase Loan Agreement, one or more Promissory Notes and a Stock Pledge Agreement. The Company shall demand repayment of each Loan in accordance with the terms of the Related Stock Purchase Loan Agreement and Promissory Notes for such Loan.

        (k) "PARTICIPANT" means an Eligible Employee who is selected by the Committee, in its sole discretion, to receive an Award under the Plan and who has elected to participate in the Plan by executing and delivering a Stock Purchase Loan Agreement. In selecting an Eligible Employee to participate in the Plan, the Committee may take into account the nature of the services rendered by the individual, his or her present and potential contributions to the success of the Company, and such other factors as the Committee, in its sole discretion, may deem relevant.

        (l) "PLAN" means this Nelnet, Inc. Employee Stock Purchase Loan Plan, as it may be amended from time to time.

        (m) "PRIME RATE" means the average prime rate of interest per annum of the largest commercial banks as published by the Wall Street Journal from time to time.

        (n) "PROMISSORY NOTE" means a promissory note executed by a Participant in favor of the Company for the full amount of the purchase price of Shares purchased pursuant to a Stock Purchase Loan Agreement, including interest for the term of the Loan.

        (o) "SHARES" means shares of Class A common stock, $.01 par value per share, of the Company.

        (p) "STOCK PLEDGE AGREEMENT" means a stock pledge agreement executed by a Participant in favor of the Company, whereby the Participant pledges the Participant's Shares purchased under the Plan as security for repayment of the Loan.

        (q) "STOCK PURCHASE LOAN AGREEMENT" means a stock purchase loan agreement between a Participant and the Company, whereby the Participant agrees to borrow money from the Company to purchase Shares in accordance with the terms and provisions of the underlying Award as determined by the Committee.

        (r) "SUBSIDIARY" means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other entities in the chain.

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        3. Administration.

        (a) Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

                (i) to select Eligible Employees to whom Awards may be granted;

                (ii) to designate Affiliates;

                (iii) to determine the number of Awards to be granted, the number of Shares to which an Award may relate, the amounts of Loans to be made pursuant to Awards, the terms and conditions of any Award (based in each case on such considerations as the Committee shall determine in its discretion), and all other matters to be determined in connection with an Award;

                (iv) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, exchanged, or surrendered;

                (v) to prescribe the form of each Stock Purchase Loan Agreement, Promissory Note and Stock Pledge Agreement, which need not be identical for each Participant;

                (vi) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

                (vii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or any other document or agreement hereunder and to construe and interpret the Plan and any Award, rules and regulations, any document agreement or other instrument hereunder, in the manner and to the extent the Committee deems desirable to carry out the administration of the Plan; and

                (viii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

        (b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Employees, any person claiming any rights under the Plan from or through any Eligible Employee and shareholders of any of the foregoing. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan.

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        (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

        4. Total Loans Available and Total Shares Reserved for Issuance.

        (a) Total Loans Available. The total amount of all Loans that may be extended by the Company to Participants under the Plan shall not exceed $40,000,000. The Committee shall in its discretion determine with respect to each Stock Purchase Loan Agreement to be executed under the Plan whether the Shares to be purchased by the Participant under such Stock Purchase Loan Agreement shall be purchased (i) from previously issued and outstanding Shares in the open market through a Broker at prevailing market prices at the time of purchase, subject to any conditions or restrictions on the timing, volume or prices of purchases as determined by the Committee and set forth in the Stock Purchase Loan Agreement; or (ii) directly from the Company from authorized and unissued Shares reserved for issuance under the Plan pursuant to Section 4(b) hereof.

        (b) Total Shares Reserved for Issuance. Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Stock Purchase Loan Agreements under the Plan shall be 1,000,000.

        (c) Adjustments in Capitalization. In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Employees and Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of the number and kind of shares which may thereafter be issued under or otherwise subject to the Plan. In addition, the Committee is authorized to make appropriate and proportionate adjustments in the terms and conditions of any Award, agreement or document under the Plan in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles. The Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination in such matters shall be conclusive and binding on all persons for all purposes.

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        5. Notices of Awards and Election to Participate.

        (a) Notice of Award. At such times as the Committee shall determine, the Committee may send a written notice of an Award to an Eligible Employee selected by the Committee to participate in the Plan. Such notice shall set forth (i) the Loan amount that the Company will extend to such person and/or the number of Shares which may be purchased pursuant to the Award, and (ii) the other principal terms and conditions of the Award, the Loan and the purchase of Shares in connection therewith as determined by the Committee.

        (b) Election to Participate. An Eligible Employee who has received a notice of an Award may elect to participate in the Plan by completing, executing and delivering to the Company a Stock Purchase Loan Agreement, one or more Promissory Notes and a Stock Pledge Agreement, in such forms and with such terms and conditions as determined by the Committee, and such other agreements or instruments as may be determined to be necessary or appropriate by the Committee for participation in the Plan. Participation in the Plan by an Eligible Employee selected by the Committee to participate in the Plan shall be voluntary, and such participation shall not be a condition of employment of the Eligible Employee.

        6. Specific Terms of Loans and Share Purchases.

        (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award, at the date of grant or thereafter (subject to Section 8(d) hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. All Stock Purchase Loan Agreements, Promissory Notes, Stock Pledge Agreements and other agreements and documents executed in connection with the Plan shall be in a form approved by the Committee and shall contain such terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its sole discretion; PROVIDED, HOWEVER, that each such agreement or document shall be subject to the terms of the Plan.

        (b) Non-Recourse Loans. Unless otherwise determined by the Committee with respect to a particular Loan, each Loan may be non-recourse to the Participant with respect to repayment of all or a portion of the principal amount, with the repayment of the principal amount to be secured by a pledge of the Shares purchased by the Participant pursuant to such Loan. The payment of interest on each Loan shall be subject to recourse to the Participant.

        (c) Interest. Each Loan shall bear interest at a reasonable rate of interest which is intended to reflect the Company's cost of funds. Such rate may be based on LIBOR or the Prime Rate and may be adjusted from time to time pursuant to the terms of the related Promissory Note.

        (d) Term. Each Loan shall be due and payable as provided in the provisions of the related Promissory Note. The term of a Promissory Note shall not exceed a period of ten years; PROVIDED, HOWEVER, that the Committee, in its discretion, may extend the term of a Promissory Note for up to a total of two years.

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        (e) Purchase of Shares with Loan Proceeds. Each Participant shall use the proceeds from a Loan to purchase Shares pursuant to the terms and conditions of the related Stock Purchase Loan Agreement, and proceeds from the Loan shall be disbursed directly to the Broker or the Company, as the case may be, for the purchase of Shares on behalf of the Participant. Any such purchases effected by a Broker in the open market shall comply with all applicable laws, including all applicable provisions of the Exchange Act, subject to any other conditions or restrictions on the timing, volume or prices of purchases as determined by the Committee or the Company. Any such purchases from the Company shall be for the fair market value of such Shares as determined by the Committee in good faith. Shares purchased by Participants under the Plan may be evidenced in such manner as the Committee shall determine. If certificates are used to evidence Shares purchased by a Participant under the Plan, the Company shall retain physical possession of the certificates in accordance with the terms and conditions of the related Stock Pledge Agreement.

        (f) Pledge of Shares Purchased. As security for repayment of a Loan, a Participant shall effect a pledge of all Shares purchased by the Participant pursuant to the Loan by delivering to the Company a properly executed Stock Pledge Agreement in such form and with such terms and conditions as approved by the Committee.

        (g) Restrictions on Shares. In addition to restrictions under the Stock Pledge Agreement, Shares purchased pursuant to a Loan may be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose in the Stock Purchase Loan Agreement or other agreements or documents executed in connection therewith, which restrictions may lapse separately or in combination at such times, under such circumstances, and in such installments or otherwise, as the Committee may determine.

        (h) Rights of a Shareholder. Except to the extent restricted under the Stock Purchase Loan Agreement or other agreements or documents executed in connection therewith, a Participant who purchases Shares under the Plan shall have all of the rights of a shareholder with respect to the Shares purchased under the Plan including, without limitation, the right to vote the Shares and the right to receive dividends thereon.

        (i) Dividends. Any cash dividends paid by the Company on Shares pledged as security for repayment of a Loan shall be paid and/or applied pursuant to the terms and conditions as set forth in the Stock Purchase Loan Agreement for such Loan.

        7. Other Provisions Applicable to Awards.

        (a) Nontransferability. Unless otherwise set forth by the Committee in a Stock Purchase Loan Agreement, an Award shall not be transferable by a Participant except by will or the laws of descent and distribution (except pursuant to a written beneficiary designation in form and substance acceptable to the Committee). Except as otherwise provided in a Stock Purchase Loan Agreement or Stock Pledge Agreement, a Participant's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Participant's creditors.

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        (b) Noncompetition and Other Restrictions. The Committee may, by way of
a Stock Purchase Loan Agreement or otherwise, establish such restrictions and/or limitations, if any, as it shall determine in its discretion with respect to any Award, provided that such restrictions and/or limitations are not inconsistent with the Plan. Such restrictions may include, without limitation, the requirement that the Participant not engage in competition with the Company or any Subsidiary or Affiliate.

        (c) Provisions for Termination of Employment or Change of Control. The Committee may, by way of a Stock Purchase Loan Agreement or otherwise, establish such terms and conditions as it shall determine in its discretion with respect to the effect on any Award or Loan of the termination of employment of the Participant or the change of control, merger, sale of substantially all assets or similar transaction with respect to the Company.

        8. General Provisions.

        (a) Compliance with Legal and Trading Requirements. The Plan, the granting of Awards by the Company, the making of Loans by the Company, the purchase of Shares by Participants pursuant to Loans, and the other obligations of the Company under the Plan and any Award, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the making of any Loan until completion of such stock exchange or market system listing or registration or qualification of the Shares to be purchased with such Loan or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as the Company may consider appropriate in connection with the purchase of Shares by the Participant in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Company shall not be required to make any Loan to a Participant if making such Loan would cause the Company to be in violation of any covenant or other similar provision in any indenture, loan agreement, or other agreement.

        (b) No Right to Continued Employment. Neither the Plan, nor any document or agreement hereunder, shall be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee's employment at any time, with or without cause.

        (c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Loan, or any payroll or other payment to a Participant, amounts of withholding and other taxes that may be due in connection with any transaction involving a Loan or the purchase of Shares pursuant to such Loan, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Loan or related transaction. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations; PROVIDED, HOWEVER, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable federal, state, local and foreign law.

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        (d) Amendments to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan at any time and for any reason, and without the approval or consent of the shareholders of the Company or Participants, except that any such amendment or alternation shall be subject to the approval of the Company's shareholders to the extent such shareholder approval is required under any applicable law or regulation or under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted; PROVIDED, HOWEVER, that no such action shall materially adversely affect the rights or obligations of a Participant under an outstanding Award or Loan without the consent of the affected Participant or holder or beneficiary thereof. The Committee may waive any conditions or rights under, or amend or alter any terms of, an Award or Loan theretofore granted, prospectively or retrospectively; PROVIDED, HOWEVER, that without the consent of a Participant, no amendment or alteration of any Award or Loan may materially adversely affect the rights of such Participant under such Award or Loan theretofore granted to such Participant.

        (e) No Rights Until Agreements Executed; No Rights as Shareholders Until Shares Purchased. No Eligible Employee or any other person shall have any right or claim to participate in the Plan or have any other rights under the Plan or any Award unless and until such person is selected by the Committee to become a Participant in the Plan and such person executes and delivers to the Company, and the Company accepts from such person, a Stock Purchase Loan Agreement, one or more Promissory Notes and a Stock Pledge Agreement. There shall be no obligation on the part of the Company for the uniformity of treatment of Eligible Employees or Participants under the Plan. Nothing in the Plan or any document in connection therewith shall confer on any Eligible Employee or Participant any of the rights of a shareholder of the Company unless and until Shares are duly purchased by a Participant in accordance with the terms of a Stock Purchase Loan Agreement.

        (f) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either applicable generally or only in specific cases.

        (g) Not Compensation for Benefit Plans. No Award under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise.

        (h) No Fractional Shares. Unless otherwise determined by the Committee, no fractional Shares shall be purchased by a Participant pursuant to the Plan or any Award. The Committee may determine in its discretion whether any fractional Shares which might otherwise result from the provisions of the Plan or any rights thereto shall be forfeited or otherwise eliminated.

        (i) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any agreement, document or other instrument hereunder shall be determined in accordance with the laws of the State of Nebraska, without giving effect to principles of conflict of laws thereof.

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        (j) Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan under any law deemed applicable by the Committee, such provision shall be construed and deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

        (k) No Trust or Fund Created. Neither the Plan nor any document or agreement hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, a Subsidiary or an Affiliate and an Eligible Employee, a Participant or any other person.

        (l) Effective Date; Termination Date. The Plan was adopted by the Board on March 30, 2006 and shall be submitted to the shareholders of the Company for approval. The Plan shall become effective upon approval of the Plan by the shareholders of the Company. The Plan shall terminate as to future Awards or Loans on the date which is ten years after the date on which the Plan becomes effective.

        (m) Titles and Headings. The titles and headings of the sections and subsections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.



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